UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2009

AMEREX GROUP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-13118	20-4898182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria Avenue, Tulsa, Oklahoma 74106
 (Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2009, Craig McMahon, Vice President, who is the sole remaining officer of Amerex Group, Inc. (the “Company”) resigned his positions as an officer of the Company and all its subsidiaries and affiliated companies, and Stephen K. Onody, Interim President and CEO of Amerex Companies, Inc., the Company’s subsidiary, resigned his positions as an officer of the subsidiary and all its subsidiaries and affiliated companies, effective as of August 24, 2009, as a result of the Company’s  senior secured lender, CAMOFI Master, LDC (“CAMOFI”) having taken control of the assets of the Company’s wholly owned subsidiary, Amerex Companies, Inc. (“Amerex”), including the stock of Amerex’s wholly owned subsidiary, Waste Express, Inc (“Waste Express”).

Item 9.01  Exhibits.

(d)

5.10                      Resignation letter of Stephen K. Onody, dated August 31, 2009, filed herewith.
5.11                      Resignation letter of Craig McMahon, dated August 31, 2009, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREX GROUP, INC.

Dated: September 3, 2009	By:	/s/ Craig McMahon
Name: Craig McMahon Title: Former Vice President